Exhibit 10.27

CONTRACT AMENDMENT AGREEMENT

This Contract Amendment Agreement (the “Agreement”) is made this 18th day of December, 2014, by and between FPI Colorado LLC, a Delaware limited liability company with principal offices at 8670 Wolff Court, suite 240, Westminster, CO 80031 (the “Buyer”), and James C. Justice Companies, Inc. and Ten Mile Bay, LLC, with principal offices at 302 S Jefferson Street, Roanoke, VA 24011  (collectively, the “Seller”).

WHEREAS, on November 13, 2014 Buyer and Seller entered into a Real Estate Purchase Agreement for the sale by Seller to Buyer of approximately 6,819 acres of farmland in Marion, Lee, Clarendon and Sumter Counties, South Carolina (the “REPA”);

WHEREAS, the REPA contemplates the lease back to Seller of a portion of the real estate sold using the lease agreement form in Exhibit B of the REPA (the “Turbeville Lease”);

WHEREAS, on the basis of certain due diligence findings Buyer and Seller have agreed that it is in their mutual interest to make certain amendments to the REPA;

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Buyer and Seller agree as follows:

1.	The Purchase Price in Section 2 of the REPA shall now be $27,450,000.

2.	The annual rent due as defined in Section 3 of the Turbeville Lease shall now be $764,727.54.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the date first written above.

/s/
BUYER:		SELLER:
FPI Colorado LLC		James C. Justice Companies, Inc.
Ten Mile Bay, LLC

By:	/s/ Paul A. Pittman	By:	/s/ James C. Justice

Date:	December 18, 2014	Date:	December 19, 2014